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                                                                    EXHIBIT 10.8

                       ASSOCIATED WHOLESALE GROCERS, INC.
                            PENSION RESTORATION PLAN


ASSOCIATED WHOLESALE GROCERS, INC., a Missouri corporation, with principal office located in Kansas City, Missouri (hereinafter the "Company") hereby establishes the Associated Wholesale Grocers, Inc. Pension Restoration Plan for selected employees of the Company as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

Section 1.1 - Code The term "Code" shall mean the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

Section 1.2 - Effective Date The effective date of the Plan shall be October 1, 1989.

Section 1.3 - Plan The term "Plan" shall mean the Associated Wholesale Grocers, Inc. Pension Restoration Plan as set forth herein or in any amendment hereto.

Section 1.4 - Retirement Plan The term "Retirement Plan" shall mean any retirement plan of the Company which qualifies under Section 401 of the Code as a defined benefit pension plan.

                                   ARTICLE II

                                    PURPOSE
                                    -------

Section 2.1 - Purpose The purpose of the Plan is to provide to a select group of management and highly compensated employees retirement benefits in excess of the limitations on benefits imposed by Section 415 of the Code and the limitation on retirement benefits resulting from the limitation on compensation that may be taken into account by Retirement Plans of the Company under Section 401(a)(17) of the Code. The Plan shall be an "Excess Benefit Plan" as defined in Section 3(36) of the Employment Retirement Income Security Act of 1974, as amended, to the extent it provides retirement benefits in excess of the limitations imposed by Section 415 of the Code.
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                                  ARTICLE III

                                  ELIGIBILITY
                                  -----------

Section 3.1 - Eligibility Management and highly compensated employees of the Company and their beneficiaries who are eligible to receive benefits from the Associated Wholesale Grocers, Inc. Restated Retirement Plan.

                                   ARTICLE IV

                                    BENEFITS
                                    --------

Section 4.1 - Amount of Benefits The benefits payable to an eligible employee shall equal the benefit which would be payable to or on behalf of the employee under each Retirement Plan of the Company which qualifies under Section 401 of the Code as a defined benefit pension plan, if the requirements of Section 415 and Section 401(a)(17) of the Code were inapplicable to such Retirement Plan; reduced by the benefit actually payable to or on behalf of the employee under such Retirement Plan. The amount of any compensation deferred by the employee under any deferral plan or arrangement with the Company shall be included in the calculation of earnings for purposes of determining benefits that would be payable from the applicable Retirement Plan.

Section 4.2 - Form and Time of Benefit Payments Subject to the approval of the Company, the benefits payable hereunder shall be payable hereunder shall be payable in the same manner, under the same conditions and at the same time that benefits from the Retirement Plan are payable, in accordance with the elections made by the employee thereunder.

Section 4.3 - Benefits on Death If death benefits are payable under a Retirement Plan with respect to an eligible employee, death benefits shall also be payable hereunder to the beneficiaries designated under the Retirement Plan. Such death benefits shall equal the death benefits that would be payable with respect to the employee under the Retirement Plan if the requirements of Section 415 and Section 401(a)(17) of the Code were inapplicable; reduced by the death benefits actually payable with respect to the employee under the Retirement Plan.

Section 4.4 - Benefits Unfunded The benefits payable under the Plan shall be paid solely from the general assets of the Company. The Plan shall not be funded in any manner.

                                   ARTICLE V

                                 ADMINISTRATION
                                 --------------

Section 5.1 - Committee A Committee of one (1) or more persons shall be appointed by the Board of Directors of the Company. The Committee shall have full power and authority to administer and interpret the Plan, subject to the provisions of the Plan and as to such matters as are reserved under the Plan to the Board of Directors. The Committee shall adopt such

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procedures as it deems necessary in administering the Plan.  The Committee shall designate a Committee member or an officer of the Company as Plan Administrator who shall perform duties as assigned by the Committee.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION
                           -------------------------

Section 6.1 - Amendment and Termination The Plan may be amended from time to time or terminated by the Board of Directors of the Company, provided that any amendment or termination shall not revoke or reduce the benefits which have commenced as of the date of the amendment or termination.

Section 6.2 - Successors The Plan shall be binding upon the Company and upon its successors or assigns.

                                  ARTICLE VII

                                 MISCELLANEOUS
                                 -------------

Section 7.1 - Rights Not Assignable The rights, interests and benefits under the Plan shall not be assigned, transferred, pledged, sold, conveyed or encumbered in any way by the employee or his beneficiary.

Section 7.2 - Construction The Plan shall be governed by and interpreted in accordance with the laws of the State of Missouri.

IN WITNESS WHEREOF, Associated Wholesale Grocers, Inc., has caused this Plan to be executed this 10th day of October, 1989.

                                           ASSOCIATED WHOLESALE GROCERS, INC.


                                           BY  /s/ James L. Baska
                                             -------------------------------

                                           ITS  President
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